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                                                                     EXHIBIT 12

                    DELTA BEVERAGE GROUP, INC. AND SUBSIDIARY
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

                                    Unaudited

                  (Dollars in thousands, except per share data)

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
                                                                   Three Months Ended              Six Months Ended
                                                                         June 30                       June 30
                                                              ---------------------------    -------------------------
                                                                  1996           1997           1996           1997
                                                              ------------   ------------    -----------   -----------
Net income                                                    $     1,745    $     2,150     $      437    $       512

Less preferred stock dividends                                       (392)          (416)          (778)          (826)
                                                              ------------   ------------    -----------   -----------

Net income (loss) available for
   common shareholders                                        $     1,353    $     1,734     $     (341)   $      (314)
                                                              ------------   ------------    -----------   -----------
                                                              ------------   ------------    -----------   -----------

Weighted average common shares outstanding                      53,251.80      53,251.80      53,251.80      53,251.80
                                                              ------------   ------------    -----------   -----------
                                                              ------------   ------------    -----------   -----------

Income (loss) per common share                                $     25.41    $     32.56     $    (6.40)   $     (5.90)
                                                              ------------   ------------    -----------   -----------
                                                              ------------   ------------    -----------   -----------

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